UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☒	Definitive Information Statement

YUNHONG CTI LTD.
(Name of Registrant as Specified In Its Charter)

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YUNHONG CTI LTD.

22160 N. Pepper Road

Lake Barrington, Illinois 60010

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement (the “Information Statement”) is being mailed on or about June 11, 2021 to the stockholders of record on June 8, 2021 (the “Record Date”) of Yunhong CTI Ltd., an Illinois corporation (the “Company”), in connection with certain action taken by the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company as of the Record Date. The action to be taken pursuant to the written consent may not take effect until no earlier than 20 days after the mailing of this Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Jennifer Connerty
Jennifer Connerty
Chief Financial Officer

NOTICE OF ACTION TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS.

To the Company’s Stockholders:

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent (the “Written Consent”) of the holders of a majority of the voting power of the outstanding capital stock of the Company as of the Record Date, in lieu of a special meeting of the stockholders:

1.	The sale and issuance of 170,000 shares of Series B Convertible Preferred Stock (“Series B Preferred”), to an unaffiliated investor.

2.

The sale and issuance of 170,000 shares of Series C Convertible Preferred Stock (“Series C Preferred”), to LF International Pte. Ltd., a Singapore private limited company (the “LF International”), which is controlled the Chairman of our Board of Directors Mr. Yubao Li.

The above-referenced action is more fully described in the accompanying Information Statement. The action by Written Consent was taken pursuant to Sections 7.10 and 10.20 of the Illinois Business Corporation Act of 1983, our Amended and Restated By-Laws (the “By-Laws”) and our Articles of Incorporation, each of which permits that any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The accompanying Information Statement is being furnished to all our stockholders in accordance with Article II Section 8 of our By-Laws, Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our stockholders of the actions taken by the Written Consent before it becomes effective.

Stockholders of record on the Record Date will be entitled to receive this notice and Information Statement.

Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of (a) 50,000,000 shares of common stock, no par value per share (the “Common Stock”), of which (i) 4,494,608 shares were issued and outstanding, (ii) 7,000,000 shares were reserved for issuance upon conversion of shares of Series A Convertible Preferred Stock (“Series A Preferred”), (iii) 1,700,000 shares were reserved for issuance upon conversion of Series B Preferred, (iv) 1,700,000 shares were reserved for issuance upon conversion of Series C Preferred, and (iv) 292,660 shares were reserved for issuance upon exercise of outstanding warrants; and (b) 3,000,000 shares of preferred stock, no par value per share, of which (i) 590,860 shares of Series A Preferred have been issued, (ii) 170,000 shares of Series B Preferred were issued and outstanding, and (iii) 170,000 shares of Series C Preferred were issued and outstanding. Holders of Series A Preferred, Series B Preferred and Series C Preferred vote together with the holders of the Company’s Common Stock on an as-converted basis (subject to certain limitations described below), whereby each share of (i) Series A Preferred is entitled to 10 votes, subject to adjustment (ii) Series B Preferred is entitled to 4.88 votes, subject to adjustment, and (iii) Series C Preferred is entitled to 5.25 votes, subject to adjustment. Each share of Common Stock is entitled to one (1) vote.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act, to notify the Company’s stockholders as of the Record Date of the corporate action approved by the Written Consent of stockholders representing a majority of the voting rights of the Company’s outstanding capital stock.

Stockholders holding a majority of the voting power of the Company’s outstanding voting securities approved the corporate matters outlined in this Information Statement, consisting of the approval of:

1.	The sale and issuance of 170,000 shares of Series B Convertible Preferred Stock (“Series B Preferred”), to an unaffiliated investor.

2.

The sale and issuance of 170,000 shares of Series C Convertible Preferred Stock (“Series C Preferred”), to LF International Pte. Ltd., a Singapore private limited company (the “LF International”), which is controlled the Chairman of our Board of Directors Mr. Yubao Li.

Who is Entitled to Notice?

Each holder of record of outstanding voting securities, as of the Record Date will be entitled to notice of the Written Consent.

What Vote is Required to Approve the Action?

The affirmative vote of a majority of the voting power of the Company’s voting securities outstanding on the Record Date is required for approval of each of the sale of the Series B Preferred (the “Series B Offering”) and the Series C Preferred (the “Series C Offering”).

ACTION 1

Our board of directors (the “Board”), and the holders of a majority of the voting securities have approved the Series B Offering.

Background and Reasons for the Series B Offering

The Company has incurred significant losses for several years. Prior to the Company’s offering of the Series B Preferred Stock in 2020, the Company had difficulty in raising additional financing, even after the sale of Series A Convertible Preferred Stock in 2020. The Board and Company management determined that it would be in the best interests of the Company and its stockholders to obtain new financing through the Series B Offering in order for the Company to continue its operations and implement its business plans.

The Offering

On November 24, 2020, the Company entered into a stock purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, and a certain investor (the “Investor”) agreed to purchase 170,000 shares of Series B Preferred, with each share of Series B Preferred initially convertible into ten (10) shares of the Company’s common stock, no par value, for aggregate gross proceeds of $1,500,000 (the “Series B Offering”).

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Description of Series B Preferred

Pursuant to the Purchase Agreement, on November 24, 2020, the Company filed a certificate of designation (the “Series B Certificate of Designation”) with the Secretary of State of Illinois to designate 170,000 shares of Series B Preferred with a stated value of $10.00 per share. The Series B Certificate of Designation was amended on March 29, 2021.

Dividend Rights

Under the Series B Certificate of Designation, holders of the Series B Preferred are entitled to receive quarterly dividends at the annual rate of 8% of the stated value. Such dividends may be paid in cash or in shares of Common Stock in the Company’s discretion.

Conversion Rights

Each holder of Series B Preferred shall have the right to convert the stated value of such shares, as well as accrued but unpaid declared dividends thereon (collectively the “Conversion Amount”) into shares of the Company’s Common Stock. The number of shares of Common Stock issuable upon conversion of the Conversion Amount shall equal the Conversion Amount divided by the conversion price of $1.00, subject to certain customary adjustments.

Beneficial Ownership Limitation

The Series B Preferred includes a limitation on beneficial ownership, whereby a holder may not convert any shares of Series B Preferred to the extent that after giving effect to such conversion, such holder (together with its affiliates) would have acquired, through conversion of shares of the Series B Preferred, beneficial ownership of a number of shares of the Company’s Common Stock that exceeds 4.99% (“Maximum Percentage”) of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be waived, in whole or in party, upon 61 days' prior notice from a holder to the Company. In addition, until the Company effectuates the stockholder approval pursuant to this Information Statement, the Company may not issue, upon conversion of the Series B Preferred, a number of shares of Common Stock which, when aggregated with any shares of Common Stock previously issued upon conversion of the Series B Preferred or Series C Preferred, would equal 20% or more of the Common Stock of 20% or more of the voting power of the Company.

Voting Rights

Holders of Series B Preferred shall vote together with the holders of the Company’s Common Stock on an as-if-converted basis, whereby each share of Series B Preferred will be entitled to 4.88 votes, subject to adjustment. In addition, so long as there are more than 50,000 shares of the Series B Preferred outstanding, the Company will be prohibited from taking certain actions without the consent of the holders of at least 80% of the outstanding shares of Series B Preferred. In addition, the Company shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series B Preferred, amend its Articles of Incorporation, the Series B Certificate of Designation or the By-Laws in any manner to decrease the number of authorized shares of Common Stock or in any manner that would otherwise adversely affect the rights, preferences or privileges of the holders of the Series B Preferred, except for an amendment to increase the number of authorized shares of Common Stock. Notwithstanding the foregoing, holders of Series B Preferred may not vote shares of Series B Preferred with respect to matters submitted to holders of Common Stock to the extent the shares of Common Stock issuable upon conversion of such Series B Preferred would exceed the beneficial ownership limitations described above.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of record of shares of Series B Preferred will be entitled to receive, in preference to any distribution to the holders of the Company’s other equity securities (including the Company’s Common Stock), a liquidation preference equal to $10 per share plus all accrued and unpaid dividends.

ACTION 2

Our Board and the holders of a majority of the voting securities have approved the Series C Offering.

Background and Reasons for the Series C Offering

Regain Compliance under Nasdaq’s Stockholders’ Equity Requirement

On December 21, 2020, the Nasdaq Listing Qualifications staff notified the Company that it did not comply with Listing Rule 5550(b) (the “Rule”), which requires a minimum of $2,500,000 in stockholders’ equity, $35,000,000 in market value of listed securities, or $500,000 in net income from continuing operations. The Notice indicated that the Company failed to meet the minimum equity standard of $2,500,000, since the Company’s Form 10-Q for the period ended September 30, 2020 disclosed shareholders’ equity of $1,733,013. The Company determined that it was in the best interest of the Company and its stockholders to conduct the Offering (as further described below) in order to increase its stockholders’ equity and regain compliance under the Rule. On December 21, 2020, the Company submitted to Nasdaq its plan to regain compliance under the Rule by conducting the Offering of the Series C Preferred.  Nasdaq has not determined whether or not to approve the Company’s compliance plan.

The Offering

On January 15, 2021, the Company entered into a stock purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, and LF International, a company controlled by the Company’s Chairman Mr. Yubao Li, agreed to purchase 170,000 shares of Series C Preferred, with each share of Series C Preferred initially convertible into ten (10) shares of the Company’s common stock, no par value, for aggregate gross proceeds of $1,500,000 (the “Series C Offering”).

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Description of Series C Preferred

Pursuant to the Purchase Agreement, on January 19, 2021, the Company filed a certificate of designation (the “Series C Certificate of Designation”) with the Secretary of State of Illinois to designate 170,000 shares of Series C Preferred with a stated value of $10.00 per share. The Series C Certificate of Designation was amended on March 29, 2021.

Dividend Rights

Under the Series C Certificate of Designation, holders of the Series C Preferred are entitled to receive quarterly dividends at the annual rate of 8% of the stated value. Such dividends may be paid in cash or in shares of Common Stock in the Company’s discretion.

Conversion Rights

Each holder of Series C Preferred shall have the right to convert the stated value of such shares, as well as accrued but unpaid declared dividends thereon (collectively the “Conversion Amount”) into shares of the Company’s Common Stock. The number of shares of Common Stock issuable upon conversion of the Conversion Amount shall equal the Conversion Amount divided by the conversion price of $1.00, subject to certain customary adjustments.

Beneficial Ownership Limitation

The Series C Preferred includes a limitation on beneficial ownership, whereby a holder may not convert any shares of Series C Preferred to the extent that after giving effect to such conversion, such holder(together with its affiliates) would have acquired, through conversion of shares of the Series C Preferred, beneficial ownership of a number of shares of the Company’s Common Stock that exceeds 4.99% (“Maximum Percentage”) of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be waived, in whole or in party, upon 61 days' prior notice from a holder to the Company. In addition, until the Company effectuates the stockholder approval pursuant to this Information Statement, the Company may not issue, upon conversion of the Series C Preferred, a number of shares of Common Stock which, when aggregated with any shares of Common Stock previously issued upon conversion of the Series C Preferred or Series B Preferred, would equal 20% or more of the Common Stock of 20% or more of the voting power of the Company.

Voting Rights

Holders of Series C Preferred shall vote together with the holders of the Company’s Common Stock on an as-if-converted basis, whereby each share of Series C Preferred will be entitled to 5.25 votes, subject to adjustment. In addition, so long as there are more than 50,000 shares of the Series C Preferred outstanding, the Company will be prohibited from taking certain actions without the consent of the holders of at least 80% of the outstanding shares of Series C Preferred. In addition, the Company shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series C Preferred, amend its Articles of Incorporation, the Series C Certificate of Designation or the By-Laws in any manner to decrease the number of authorized shares of Common Stock or in any manner that would otherwise adversely affect the rights, preferences or privileges of the holders of the Series C Preferred, except for an amendment to increase the number of authorized shares of Common Stock. Notwithstanding the foregoing, holders of Series C Preferred may not vote shares of Series C Preferred with respect to matters submitted to holders of Common Stock to the extent the shares of Common Stock issuable upon conversion of such Series C Preferred would exceed the beneficial ownership limitations described above.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of record of shares of Series C Preferred will be entitled to receive, in preference to any distribution to the holders of the Company’s other equity securities (including the Company’s Common Stock), a liquidation preference equal to $10 per share plus all accrued and unpaid dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information concerning the beneficial ownership of the Company’s Common Stock by (i) each person or group of persons known to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) each person who is our executive officer or director and (iii) all such executive officers and directors as a group. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of the Record Date through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock that could be issued upon the exercise of outstanding options and warrants that are exercisable within 60 days of the Record Date are considered to be outstanding. These shares, however, are not considered outstanding as of the Record Date when computing the percentage ownership of each other person, except as specifically set forth below. Unless otherwise indicated, the address of each of the following beneficial owner is c/o Yunhong CTI Ltd., 22160 N. Pepper Road, Lake Barrington, Illinois 60010.

Name and address of beneficial owner	Shares of Common Stock Beneficially Owned		Shares of Series A Preferred Stock		Percentage of Common Shares Beneficially Owned
Directors and Named Executive Officers
Yubao Li President, Chief Executive, and Chairman	5,400,000	(1)	500,000	(2)(3)	49.6%
Jennifer Connerty Chief Financial Officer	-		-		*
Jana Schwan	5,725		-		*
Chief Operations Officer
Frank Cesario	2,000		-		-*
Director
John Klimek	1,457		-		*
Director
Wan Zhang	-		-		-
Director
Yaping Zhang	-		-		-
Director
All officers and directors as a group (7 persons)	5,409,192		500,000		49.7%
5% Holders
John Schwan	1,009,164				17.1%
Stephen M. Merrick	826,800				14.0%

* Less than 1%

1.

Represents 400,000 shares of common stock and 5,000,000 shares of common stock issuable upon conversion of 500,000 shares of Series A Preferred by LF International Pte. Ltd., a Singapore private limited company, which is beneficially owned by Mr. Yubao Li.

2.	Represents approximately 85% of the issued and outstanding shares of the Company’s Series A Preferred.

3.	These shares are held by LF Investments Pte. Ltd., a Singapore private limited company controlled by Mr. Li.

To our knowledge, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Description of Common Stock

The holders of Common Stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of Common Stock have the sole right to vote, except as otherwise provided by law or by our Articles of Incorporation. The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors at the Company’s annual meeting, and other general stockholder action, requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is present. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

The holders of Common Stock are entitled to receive dividends, if declared by our Board, out of funds legally available. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities, including the Series A Preferred liquidation preference discussed below.

The authorized but unissued shares of our Common Stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock may enable our Board to issue shares of stock to persons friendly to existing management, which may deter or frustrate a takeover of the Company.

Description of Series A Preferred

On January 3, 2020, the Company filed a certificate of designation with the Secretary of State of Illinois to designate 700,000 shares of Series A Preferred with a stated value of $10.00 per share and, on February 12, 2020, submitted for filing an amended and restated certificate of designation with the Secretary of State of Illinois (as amended and restated, the “Series A Certificate of Designation”).

Dividend Rights

Under the Series A Certificate of Designation, holders of the Series A Preferred will be entitled to receive quarterly dividends at the annual rate of 8% of the stated value. Such dividends may be paid in cash or in shares of common stock in the Company’s discretion.

Conversion Rights

Each holder of Series A Preferred shall have the right to convert the stated value of such shares, as well as accrued but unpaid declared dividends thereon (collectively the “Conversion Amount”) into shares of the Company’s common stock. The number of shares of common stock issuable upon conversion of the Conversion Amount shall equal the Conversion Amount divided by the conversion price of $1.00, subject to certain customary adjustments.

Beneficial Ownership Limitation

The Series A Preferred includes a limitation on beneficial ownership, whereby a holder may not convert any shares of Series A Preferred to the extent that after giving effect to such conversion, such holder (together with its affiliates) would have acquired, through conversion of shares of the Series A Preferred, beneficial ownership of a number of shares of the Company’s common stock that exceeds 4.99% (“Maximum Percentage”) of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be waived, in whole or in party, upon 61 days' prior notice from a holder to the Company. The registered holder of the shares of Series A Preferred beneficially owned by Mr. Li previously waived the Maximum Percentage.

Voting Rights

Holders of Series A Preferred shall vote together with the holders of the Company’s common stock on an as-if-converted basis, whereby each share of Series A Preferred will be entitled to ten (10) votes, subject to adjustment, but in no event shall a share of Series A Preferred be entitled to more than twelve and one half (12.5) votes. In addition, so long as there are more than 50,000 shares of the Series A Preferred outstanding, the Company will be prohibited from taking certain actions without the consent of the holders of at least 80% of the outstanding shares of Series A Preferred. In addition, the Company shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Preferred, amend its Articles of Incorporation, the Series A Certificate of Designation or the Bylaws in any manner to decrease the number of authorized shares of common stock or in any manner that would otherwise adversely affect the rights, preferences or privileges of the holders of the Series A Preferred, except for an amendment to increase the number of authorized shares of common stock. Notwithstanding the foregoing, holders of Series A Preferred may not vote shares of Series A Preferred with respect to matters submitted to holders of common stock to the extent the shares of common stock issuable upon conversion of such Series A Preferred would exceed the beneficial ownership limitations described above.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of record of shares of Series A Preferred will be entitled to receive, in preference to any distribution to the holders of the Company’s other equity securities (including the Company’s common stock), a liquidation preference equal to $10 per share plus all accrued and unpaid dividends.

Description of Series B and Series C Preferred

See descriptions above.

Reasons for Stockholder Approval

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”), and we are subject to Nasdaq’s rules and regulations, including Nasdaq Rule 5635(d), which require stockholder approval prior to the issuance in a transaction (other than a public offering) of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power of a company for a purchase price that is lower than (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of a binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (such lower amount, the “Minimum Price”). The conversion price of both shares of Series B Preferred and Series C Preferred is less than the Minimum Price.

In addition, Nasdaq Rule 5635-1 requires stockholder approval prior to the issuance of any securities to an affiliate at less than the Minimum Price.

Interests of Certain Persons in the Action

Mr. Yubao Li has an interest in the Series C Offering due to his beneficial ownership and control of the Investor. We do not believe that any of our officers or other directors have interests in the Series B Offering or Series C Offering, or any other transactions contemplated thereunder, that are different from or greater than those of any other of our stockholders.

Effect upon Rights of Existing Stockholders

The principal effect of the Offering upon the rights of existing stockholders will be a dilution in their ownership percentage in the Company upon any conversion of the Series B Preferred or Series C Preferred into shares of our Common Stock. The issuance of such shares could materially and adversely affect the market price of our Common Stock.

Absence of Dissenters’ Rights of Appraisal

Neither the approval by the Board or the stockholders of the Share Increase provides stockholders any right to dissent and obtain appraisal of or payment for such stockholder's shares under the Illinois Business Corporation Act, our Articles of Incorporation or our By-Laws.

Householding

We are delivering this Information Statement to all stockholders of record as of the Record Date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Information Statement if previously notified by their bank, broker or other holder. This process, by which only one Information Statement is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Copies of this Information Statement are available promptly by calling 847-382-1000, or by writing to 22160 N. Pepper Road, Lake Barrington, Illinois 60010. If you are receiving multiple copies of this Information Statement, you also may request orally or in writing to receive a single copy of this Information Statement by calling 847-382-1000, or by writing to 22160 N. Pepper Road, Lake Barrington, Illinois 60010.

FORWARD-LOOKING STATEMENTS AND INFORMATION

Various statements contained in or incorporated by reference into this Information Statement that express a belief, expectation, or intention, or that are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control. All statements, other than statements of historical fact, are forward-looking statements. When used in this Information Statement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” and similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such identifying words. The forward-looking statements are based on management’s current expectations, estimates and projections about the Company. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, among others:

•	the Company's history of losses and ability to maintain profitability in the future;
•	the availability and reasonable price of helium to the Company's customers that use it to sell helium-filled balloons;
•	the implementation of planned expense reductions and planned business streamlining initiatives;
•	the Company's participation in highly competitive markets;
•	potential changes in the cost or availability of raw materials;
•	the Company's dependence on a limited number of suppliers;
•	the possible inability to obtain an adequate supply of raw materials;

•	the Company's reliance on a limited number of key customers;
•	the loss of one or more of the Company's key customers;
•	changing consumer demands;
•	developments or changes in technology;
•	risks of international operations and political environments;
•	dependence on the Company's intellectual property;
•	compliance with federal, state or local regulations;
•	the resolution of litigation or other legal proceedings to which the Company may become involved;
•	restrictions included in the Company’s credit facility;
•	the availability of funds under, or the loss of, the Company’s credit facility;
•	damage to or destruction of one or both of the Company’s principal plants;
•	the Company's ability to service its indebtedness; and
•	the Company's ability to invest in needed plant or equipment.

All forward-looking statements speak only as of the date of this Information Statement. You should not place undue reliance on these forward-looking statements. You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company are available at the SEC’s web site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

By order of the Board of Directors

June 8, 2021

/s/ Jennifer Connerty

Jennifer Connerty

Chief Financial Officer